EXHIBIT C

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE
SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
                                                                      ----------
ACT"),  AND,  ACCORDINGLY,  MAY  NOT  BE  OFFERED  OR SOLD EXCEPT PURSUANT TO AN
---
EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR
REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS
DEFINED  IN  RULE  501(a)  UNDER  THE  SECURITIES  ACT.

                          COMMON STOCK PURCHASE WARRANT

                To Purchase __________ Shares of Common Stock of

                                U.S. ENERGY CORP.

     THIS  COMMON  STOCK  PURCHASE  WARRANT  (the "Warrant") CERTIFIES that, for
                                                   -------
value  received,  _____________  (the "Holder"), is entitled, upon the terms and
                                       ------
subject to the limitations on exercise and the conditions hereinafter set forth, from the day beginning three months after the date of the Purchase Agreement (the "Initial Exercise Date") as to 25% of the Warrant Shares and an additional
       ---------------------
25% of the Warrant Shares on each of the six month, nine month and twelve month anniversary dates of the date of the Purchase Agreement, and on or prior to the third anniversary of the Initial Exercise Date (the "Termination Date") but not
                                                      ----------------
thereafter, to subscribe for and purchase from U.S. Energy Corp., a Wyoming corporation (the "Company"), up to ____________ shares (the "Warrant Shares") of
                  -------                                    --------------
Common  Stock,  par  value $0.01 per share, of the Company (the "Common Stock");
                                                                 ------------
provided that if the Company exercises its right to Call this Warrant pursuant to Section 13, the Holder shall have the right to immediately exercise this Warrant for all Warrant Shares. The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be 90% of the average of the
       ---------------
five VWAPs immediately preceding the date of exercise, but in no event less than $1.50 per Warrant Share (subject to adjustment for any stock splits, reverse stock splits and similar capital events after the issuance date of this Warrant), and subject to further adjustment hereunder. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT"), DATED FEBRUARY
                                            ------------------
___, 2004, AMONG THE COMPANY, ROCKY MOUNTAIN GAS, INC. AND THE PURCHASERS SIGNATORY THERETO.

                                       1.

------
     1.  Title  to  Warrant.  Prior  to  the  Termination  Date  and  subject to
         ------------------
compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

     2.  Authorization  of Shares. The Company covenants that all Warrant Shares
         ------------------------
which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3.  Exercise  of  Warrant.
         ---------------------
          (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date (as to that number of Warrant Shares for which this Warrant is then exercisable) and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 Trading Days of the
                                 --------  -------
     date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Certificates for shares purchased hereunder shall be delivered to the Holder within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). This
                                             ---------------------------
     Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the third Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the third Trading Day after the Warrant Share Delivery Date, and if after such day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay
                                        ------
     in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

          (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

          (c) The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants or the Preferred Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledge by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this
     Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The foregoing limitation may be waived by the Holder upon not less than 61 calendar days' prior written notice to the Company.

          (d) If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

          (A) = the VWAP on the Trading Day immediately preceding the date of such election;

          (B)  =  the  Exercise  Price  of  this  Warrant,  as  adjusted;  and

          (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means Of a cash exercise rather than a cashless exercise.

     4.  No  Fractional  Shares  or  Scrip.  No  fractional  shares  or  scrip
         ---------------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

     5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares
        ---------------------------
shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for
                           --------  -------
Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     6.  Closing  of  Books. The Company will not close its stockholder books or
         ------------------
records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

     7.  Transfer,  Division  and  Combination.
         -------------------------------------

          (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof and to the provisions of
     Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

          (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

          (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

          (e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

     8.  No  Rights  as  Shareholder  until  Exercise.  This  Warrant  does  not
          --------------------------------------------
entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

     9.  Loss,  Theft,  Destruction  or  Mutilation  of  Warrant.  The  Company
          ------------------------------------------------------
covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

     10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the
         ---------------------------------
taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     11.  Adjustments  of  Exercise  Price  and  Number  of  Warrant  Shares.
          -------------------------------------------------------------------

          (a)  Stock  Splits, etc. The number and kind of securities purchasable
               -------------------
     upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately thereafter. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) Anti-Dilution Provisions. During the Exercise Period, the Exercise
              ------------------------
     Price  shall be subject to adjustment from time to time as provided in this
     Section 11(b). In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

               (i)  Adjustment  of  Exercise  Price. If and whenever the Company
                    -------------------------------
          issues  or  sells,  or  in accordance with Section 11(b)(ii) hereof is deemed to have issued or sold, any shares of Common Stock for an effective consideration per share of less than the then Exercise Price or for no consideration (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), then, (a) from
                                             -----------------
          the Initial Exercise Date until the 30th day following the Effective Date (if the Registration Statement is unavailable for use by the Holder during such period, such period shall be extended for such number of unavailable days), the Exercise Price shall be reduced to a price equal to the Base Share Price and (b) after 30th day following the Effective Date (as extended in clause (a) above), the Exercise Price shall be reduced by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Corporation Common Stock Outstanding immediately prior to the Dilutive Issuance plus the number of shares of Corporation Common Stock which the offering price for such Dilutive Issuance would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Corporation Common Stock Outstanding immediately prior to the Dilutive Issuance plus the number of shares of Corporation Common Stock so issued or issuable in connection with the Dilutive Issuance. Such adjustment shall be made whenever shares of Common Stock or Common Stock Equivalents are issued. In no event shall the Exercise Price be reduced to a price below $1.00 (as adjusted for any stock splits, reverse splits and similar capital events after the issuance date of this Warrant.

               (ii)  Effect on Exercise Price of Certain Events. For purposes of
                     ------------------------------------------
          determining the adjusted Exercise Price under Section 11(b) hereof, the following will be applicable:

                    (A)  Issuance  of  Rights  or Options. If the Company in any
                         --------------------------------
               manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Capital Shares or Capital Shares Equivalents (such warrants, rights and options to purchase Capital Shares or Capital Shares Equivalents are hereinafter referred to as "Options") and the
                                                               -------
               effective price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price ("Below Base Price Options"), then the maximum total number of
                 ---------------------------
               shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full exercise, conversion or exchange of Capital Shares Equivalents, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Capital Shares Equivalents, if applicable) will be deemed to have been received by the Company. For purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon the exercise of such Below Base Price Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Capital Shares Equivalents issuable upon the exercise of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Capital Shares Equivalents first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Capital Shares Equivalents, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Capital Shares Equivalents issuable upon exercise of such Below Base Price Options.

                    (B)  Issuance  of Capital Shares Equivalents. If the Company
                         ---------------------------------------
               in any manner issues or sells any Capital Shares Equivalents, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Capital Shares Equivalents will, as of the date of the issuance of such Capital Shares Equivalents, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Capital Shares Equivalents, if applicable) will be deemed to have been received by the Company. For the purposes of the preceding sentence, the "effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Capital Shares Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Capital Shares Equivalents first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Capital Shares Equivalents. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Capital Shares Equivalents.

                    (C) Change in Option Price or Conversion Rate. If there is a
                        -----------------------------------------
               change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Capital Shares Equivalents; or (iii) the rate at which any Capital Shares Equivalents are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Capital Shares Equivalents still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                    (D)  Calculation  of  Consideration  Received. If any Common
                         ----------------------------------------
               Stock, Options or Capital Shares Equivalents are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Capital Shares Equivalents are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value (closing bid price, if traded on any market) thereof as of the date of receipt. In case any Common Stock, Options or Capital Shares Equivalents are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Capital Shares Equivalents, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                    (E)  Exceptions  to  Adjustment  of  Exercise  Price.
                         -----------------------------------------------
               Notwithstanding the foregoing, no adjustment will be made under this Section 11(b) in respect of (1) the granting of options to employees, officers or directors of the Company pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose or (2) upon the exercise of or conversion of any Capital Shares Equivalents or Options issued and outstanding on the Initial Exercise Date, provided that the securities have not been amended since the date of the Purchase Agreement except as a result of the Purchase Agreement.

               (iii)  Minimum Adjustment of Exercise Price. No adjustment of the
                      ------------------------------------
          Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

     12.  Reorganization,  Reclassification,  Merger,  Consolidation  or
          --------------------------------------------------------------
Disposition  of  Assets.  In  case  the  Company  shall  reorganize its capital,
-----------------------
reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are
                                                           --------------
to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     13.  Call  Provision.  Subject  to  the  provisions  of this Section 13, if
          ---------------
after the Effective Date the volume weighted average price of the Common Stock as reported by Bloomberg Financial LP ("VWAP") for each of fifteen consecutive
                                          ----
Trading  Days  (the  "Measurement  Price", which period shall not have commenced
                      ------------------
until after the Effective Date) exceeds $6.00 (subject to adjustment for any stock splits, reverse stock splits and similar capital events after the issuance date of this Warrant) (the "Threshold Price"), then the Company may, within ten
                             ---------------
Trading Days of such period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a "Call"); provided, however, that effective upon delivery of such notice of a
 ----     --------   -------
Call, the Holder shall have the right to exercise this Warrant for all Warrant Shares notwithstanding the vesting schedule set forth in the first paragraph of this Warrant. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a "Call Notice"), indicating therein the portion of
                                -----------
unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received from and after the date of the Call Notice will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date, the "Call Date"). Any unexercised portion of this Warrant to which the Call Notice
 ----------
does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered from the time of delivery of the Call Notice through 6:30 p.m. (New York City time) on the Call Date, including, without limitation, Notices of Exercise which otherwise could not be delivered by the Holder because the time periods set forth in the preamble to this Warrant had not otherwise elapsed. For clarity, it is agreed that this entire Warrant may be exercised by the Holder upon receipt of a Call Notice. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any Call Notice will be void), unless, from the beginning of the 15 consecutive Trading Days used to determine whether the Common Stock has achieved the Threshold Price through the Call Date, (i) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, (ii) the Registration Statement shall be effective as to all Warrant
Shares and the prospectus thereunder available for use by the Holder for the resale of all such Warrant Shares and (iii) the Common Stock shall be listed or quoted for trading on the Principal Market. The Company's right to Call the Warrant shall be exercised ratably among the Purchasers based on each Purchaser's initial purchase of Common Stock pursuant to the Purchase Agreement.

     14.  Notice  of Adjustment. Whenever the number of Warrant Shares or number
          ----------------------
or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     15.  Notice  of  Corporate  Action.  If  at  any  time:
          -----------------------------

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

     16.  Authorized  Shares.  The  Company  covenants  that  during  the period
          ------------------
the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

     Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     17.  Miscellaneous.
          -------------

          (a) Jurisdiction. All questions concerning the construction, validity,
              ------------
     enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

          (b)  Restrictions.  The  Holder  acknowledges  that the Warrant Shares
               ------------
     acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

          (c)  Nonwaiver  and  Expenses.  No  course  of dealing or any delay or
               ------------------------
     failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

          (d)  Notices.  Any  notice,  request  or  other  document  required or
               -------
     permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

          (e)  Limitation  of  Liability. No provision hereof, in the absence of
               -------------------------
     any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          (f)  Remedies.  Holder,  in addition to being entitled to exercise all
               --------
     rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (g)  Successors  and  Assigns.  Subject to applicable securities laws,
               ------------------------
     this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

          (h)  Amendment.  This  Warrant  may  be  modified  or  amended  or the
               ---------
     provisions hereof waived with the written consent of the Company and the Holder.

          (i)  Severability.  Wherever  possible, each provision of this Warrant
               ------------
     shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

          (j)  Headings.  The  headings  used  in  this  Warrant  are  for  the
               --------
     convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                              ********************

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  February  ____,  2004
                                        U.S.  Energy  Corp.



                                        By:  ___________________________________
                                                    Name:
                                                    Title:

                               NOTICE OF EXERCISE
To:     U.S  Energy  Corp.

     (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2)  Payment  shall  take  the  form  of  (check  applicable  box):

          [ ]  in  lawful  money  of  the  United  States;  or

          [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(d).

     (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

               ----------------------------------

The  Warrant  Shares  shall  be  delivered  to  the  following:

               ----------------------------------

               ----------------------------------

               ----------------------------------

     (4)  Accredited  Investor.  The  undersigned is an "accredited investor" as
          --------------------
defined  in  Regulation  D  under  the  Securities  Act  of  1933,  as  amended.

                                        [PURCHASER]


                                        By:  -----------------------------------
                                        Name:
                                        Title:

                                        Dated:  --------------------------------

                                 ASSIGNMENT FORM
                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________  whose  address  is

_______________________________________________________________.

_______________________________________________________________

                                   Dated:  ______________,  _______


               Holder's  Signature:     _____________________________

               Holder's  Address:     _____________________________

                              _____________________________

Signature  Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.